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                                                                 EXHIBIT 10.58

PORTIONS OF THIS DOCUMENT INDICATED BY AN [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT OF SUCH INFORMATION.

                        BUSINESS COLLABORATION AGREEMENT

      This BUSINESS COLLABORATION AGREEMENT (the "AGREEMENT") is entered into as of August 11, 2004 (the "EFFECTIVE DATE"), by and among BRIGHTSTAR CORP., a Delaware corporation with offices located at 2010 NW 84th Avenue, Miami, Florida, 33122 ("BRIGHTSTAR"), on the one hand, and MITSUI & CO., LTD., a Japanese corporation with offices located at 2-1, Ohtemachi 1-chome, Chiyoda-ku, Tokyo 100-0004, Japan, and MITSUI & CO. (U.S.A.), INC. a New York corporation with offices located at 200 Park Avenue, New York, New York, 10166-0130 (together, "MITSUI"), on the other hand. Brightstar and Mitsui may be referred to herein individually as a "PARTY" or collectively as the "PARTIES."

                                    RECITALS

      WHEREAS, Brightstar and Mitsui may wish to identify, collaborate on and pursue various joint business opportunities pursuant to the terms of this Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows.

                                    AGREEMENT

1.    MITSUI TRANSACTIONS.

      1.1 Mitsui and/or its Affiliates may from time to time hereafter enter into either: (a) written agreements with Brightstar in which Mitsui and/or its Affiliates shall act as a seller of products and/or services to Brightstar, (b) written agreements with Brightstar in which Mitsui and/or its Affiliates shall act as buyer or distributor of products and/or services of Brightstar (with the written agreements described in the immediately preceding clauses (a) and (b) being "TRANSACTION AGREEMENTS") , (c) written agreements with Brightstar in which Mitsui and/or its Affiliates shall introduce potential customers of Brightstar's products and services or potential suppliers of products or services to Brightstar provided that Brightstar shall directly enter into a sale or purchase transaction with such customers or suppliers introduced by Mitsui and/or its Affiliates, (d) written agreements with Brightstar in which Mitsui and/or its Affiliates shall create joint ventures with Brightstar and possibly other third parties to provide value added services to customers of Brightstar (such as providing mobile content provisioning and electronic cash settlement platforms), and/or (e) written agreements with Brightstar in which Mitsui and/or its Affiliates shall assist with Brightstar's business expansion in Asia (i.e., creating joint ventures with Brightstar in the Asian region under which Brightstar's products and services would be provided to Asian mobile operators and/or to Brightstar controlled companies in the Asian region) (with all of the foregoing collectively being "MITSUI TRANSACTIONS"). As used in this Agreement, the term "AFFILIATE" means, with respect to a party, any person or entity that directly or indirectly Controls, is Controlled by or is under common Control with that party, where "CONTROL" means

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beneficial ownership, within the meaning of Rule 13d-3 of the Securities
Exchange Act of 1934, of at least fifty percent (50%) of the then-outstanding voting shares or equity interests in the person or entity in question.

      1.2 The Mitsui Transactions currently being discussed (the "CURRENT POTENTIAL PROJECTS") are as shown in Exhibit A of this Agreement. The parties shall make reasonable efforts to consummate the Current Potential Projects, however no party will have any obligation with respect to a Current Potential Project unless and until it enters into a further written agreement setting forth such obligation and the fee to be paid to Mitsui in connection with such transaction.

      1.3 Notwithstanding any other provision in this Agreement to the contrary, neither Brightstar nor Mitsui is obligated to enter into any transaction or Agreement or agree to any fee.

2.    ASIAN EXPANSION.

      2.1 In the event that Brightstar decides to expand its product or service offerings by establishing Brightstar Affiliates in any of the Asian Countries, Brightstar and Mitsui, including its Affiliates, will use reasonable efforts to explore opportunities for Brightstar and Mitsui, including its Affiliates, to work together to facilitate such expansion by engaging in certain activities such as, but not limited to, the distribution of products, financing and creating business ventures in Asian Countries. As used herein, the term "ASIAN COUNTRIES" shall mean any countries in the Asian region which Brightstar and Mitsui (as a result of the joint market survey) shall agree upon in writing.

      2.2 Brightstar and Mitsui will use reasonable efforts to work together to identify appropriate services for Mitsui and/or its Affiliates to provide to entities in the Asian Countries that are not Brightstar Affiliates but that are Controlled, collectively, by Brightstar and Mitsui.

      2.3 Nothing in this Agreement shall obligate Brightstar to establish any Affiliates or other operations in the Asian Countries, and other than Brightstar's obligation to offer Mitsui certain opportunities under Section 2.2 above, neither party will have any obligation to the other with respect to such opportunities until they enter into a further written agreement setting forth such obligations.

3.    BUSINESS COLLABORATION STAFF.

      3.1 Brightstar recognizes the benefits of having a Mitsui employee on-site at Brightstar's headquarters in Miami for the following purposes:

            (a) to explore and develop further business relationship between or among Mitsui, including its Affiliates, and Brightstar;

            (b) to assist Brightstar's business development plans, including but not limited to plans for the Asian Countries; and

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            (c)   to promote Brightstar's products and services to various
customers and to obtain various products and services for Brightstar.

      3.2 Brightstar and Mitsui will work together in good faith to identify a mutually agreeable candidate for such position (the "BUSINESS COLLABORATION STAFF"). Either Brightstar or Mitsui shall have the right, in its sole discretion, to terminate the Business Collaboration Staff position, provided that a party gives the other party at least thirty (30) days prior written notice of its intention to do so.

      3.3 Mitsui will pay for the payrolls and all other agreed to human resources costs with respect to the Business Collaboration Staff, while Brightstar will pay for the Business Collaboration Staff's reasonable office-related expenses, including those for office space and furniture.

      3.4 The Business Collaboration Staff shall have the title of Business Development Manager and shall report to Brightstar's Vice President of Strategy and New Business Development. The Business Collaboration Staff shall, among other things, attend meetings regarding Brightstar's strategic initiatives and such other meetings as may be relevant to this Agreement and the transactions contemplated hereunder.

4.    CONFIDENTIALITY.

      4.1 Each party acknowledges that in the course of the business relationships contemplated by this Agreement it may obtain access to Confidential Information of the other party. As used in this Agreement, "CONFIDENTIAL INFORMATION" means any and all information related to a party's current, future and proposed technologies, business, products, methods, processes or services, and the party's suppliers and customers, and includes, without limitation, information concerning development, product functionality, features, design details and specifications, engineering, customer lists, business forecasts, sales, and marketing plans and any other similar information or data that is disclosed by one party to another or to which a party otherwise gains access as a result of this Agreement; provided to be deemed Confidential Information any information or materials provided in tangible form must be prominently labeled as "Confidential", and any information or materials given in non-tangible form must be identified as confidential at the time of disclosure. Notwithstanding the foregoing, Confidential Information shall not include information that: (a) is, at the time of disclosure, or subsequently becomes, generally available to the public through no fault of the receiving party; (b) the receiving party can demonstrate was rightfully in its possession prior to disclosure by the disclosing party; (c) is independently developed by the receiving party without use of or reference to any Confidential Information of the disclosing party; or (d) is rightfully obtained by the receiving party from a third party who has the right, without obligation to the party from whom such third party has received such information, to transfer or disclose such information.

      4.2 Each party agrees that: (a) it will use the Confidential Information of the disclosing party solely to perform its obligations or enforce its rights under this Agreement or any other

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written agreement entered into by the parties; (b) it will disclose the
Confidential Information of the disclosing party only to its employees, agents, contractors, Affiliates, and employees, agents and contractors of Affiliates with a need to know such Confidential Information and who have been made aware of the confidentiality obligations set forth herein; (c) it will not disclose to any third party any Confidential Information of the disclosing party except as expressly permitted in this Agreement; and (d) it will take reasonable measures to maintain the confidentiality of all Confidential Information of the disclosing party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance. Notwithstanding the foregoing, a party may disclose Confidential Information of the disclosing party to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law, provided that it uses reasonable efforts to provide the disclosing party with prior written notice of such obligation in order to permit the other party a reasonable opportunity to take legal action to prevent or limit the scope of such disclosure. No party hereto will make any public statements regarding another party without the other party's prior written consent.

      4.3 Upon the termination of this Agreement, or within fifteen (15) days of receipt by a party of a written request from the disclosing party, the receiving party shall return or destroy, at the disclosing party's instruction, all tangible embodiments of the disclosing party's Confidential Information furnished by the disclosing party in its possession or control, except as required to comply with any applicable legal or accounting record keeping requirements. Except as otherwise provided in this Agreement, no party shall acquire a license or other rights to any Confidential Information of the disclosing party. All Confidential Information shall remain the property of the disclosing party.

      4.4 Each party acknowledges that any unauthorized use or disclosure of the Confidential Information of the disclosing party would cause the disclosing party irreparable harm for which its remedies at law would be inadequate. Accordingly, each party acknowledges and agrees that if any such unauthorized use or disclosure occurs, the disclosing party shall be entitled, in addition to any other remedies available to it at law or in equity, to seek the issuance of injunctive or other equitable relief.

      4.5 No party shall disclose to any third party the terms of this Agreement; provided, however, that a party may disclose the terms of this Agreement to its attorneys, accountants, investment bankers, and other professional advisors who either owe a legal duty of confidentiality to the disclosing party or who agree in writing to keep the terms of this Agreement confidential.

      4.6 The provisions of this Section 4 shall survive termination of this Agreement for a period of three (3) years from the effective date of such termination.

5.    TERM AND TERMINATION.

      5.1 The term of this Agreement will commence on the Effective Date and will continue until terminated as follows:

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            (a)   by the mutual written agreement of the parties;

            (b) by Mitsui or Brightstar upon sixty (60) days prior written notice.

      5.2 Sections 4, 5.2, 6 and 7 shall survive the termination or expiration of this Agreement for any reason.

6.    REPRESENTATIONS AND WARRANTIES.

      6.1 Each party represents and warrants solely to and for the benefit of the others that: (a) it has the full corporate right, power and authority to enter into this Agreement and perform its obligations hereunder; (b) when executed and delivered, this Agreement will constitute a legal, valid and binding obligation enforceable against it in accordance with its terms; (c) its entry into and performance under this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions, or constitute a default under, any other agreement by which it is bound to the extent the same would prevent it from carrying out its obligations hereunder; and (d) it will materially comply with all applicable laws, regulations and orders of any governmental authority of competent jurisdiction in its performance under this Agreement.

7.    GENERAL.

      7.1 NOTICES. All notices under this Agreement must be delivered in writing by courier, electronic facsimile, electronic mail, overnight mail or by certified or registered mail (postage prepaid and return receipt requested) to the other party at the following address:

If to Brightstar:                         If to Mitsui:

Brightstar Corp.                          Mitsui & Co. (U.S.A.), Inc.
Attn: Javier Villamizar                   Attn:  Yasumitsu Tanaka
         New Business & Strategy V.P.            Director
2010 NW 84th Avenue                       Information Business Department
Miami, FL 33122                           Electronics & Information Division
                                          200 Park Avenue
                                          New York, NY 10166-0130

or to such other address that a party may specify by notice pursuant to this
Section 7.1. If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. mails or one business day after being sent by facsimile or overnight mail.

      7.2 RELATIONSHIP OF PARTIES. The parties hereto are independent contractors. Nothing in this Agreement shall be deemed to create an agency, employment, partnership, fiduciary or joint venture relationship between or among the parties. No party (nor any agent or employee of that party) is the representative of the other parties for any purpose and no party has the power or authority as agent, employee or in any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other parties for any purpose whatsoever.

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      7.3   NO THIRD PARTY BENEFICIARIES. No party not a party hereto shall be deemed as a third-party beneficiary to this Agreement.

      7.4 NON-EXCLUSIVITY. This Agreement is not intended to establish an exclusive relationship. Subject to each party's obligations under Sections 2 and 5, nothing in this Agreement shall: (a) be construed as limiting, in any manner, any party's pursuit of, negotiation with, and establishment of sales referral agreements, collaboration or other arrangements with other companies; or (b) be deemed to bar a party from proposing to a third party, at the same time that such party is referring another party's products or services, the products or services of that party or of third parties.

      7.5 ASSIGNMENT. Except as set forth in this Section 7.5, no party may assign this Agreement, nor assign any rights or delegate any obligations under this Agreement, without the prior written consent of the other parties, except that any party may assign this Agreement, without the other parties' written consent, to a party with whom the assigning party merges or consolidates or to whom the assigning party sells substantially all of its assets. Notwithstanding the foregoing, as between Mitsui and Brightstar neither party may assign this Agreement, or assign any rights or delegate any obligations under this Agreement, to any third party that is a direct competitor of the other party. Any attempted or purported assignment or delegation by a party in violation of this Section 7.5 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

      7.6 FORCE MAJEURE. Any delay in or failure of performance by a party under this Agreement shall not be considered a breach of this Agreement and shall be excused to the extent such delay or failure is caused by any occurrence beyond the reasonable control of such party in the nature of earthquakes, famines, epidemics and other natural disasters or Acts of God, war, riots or civil unrest, and failures in electric power and telecommunications services, provided that a party unable to perform because of such events gives prompt written notice to the other parties and uses reasonable efforts to mitigate the effects of such causes.

      7.7 WAIVER AND MODIFICATIONS. All waivers must be in writing. Any waiver or failure to enforce a provision of this Agreement by a party on one occasion shall not be deemed a waiver by that party of any other provision or such provision on any other occasion. This Agreement may only be amended by a written document signed by all parties.

      7.8   CONSTRUCTION. The following rules shall govern construction of this
Agreement: (a) section headings are for convenience only and are not to be used in interpreting this Agreement; (b) as used in this Agreement, the word "including" means "including but not limited to"; (c) in constructing the terms of this Agreement, no presumption shall operate in favor of or against any party as a result of its counsel's role in drafting the terms and provisions hereof; and (d) all capitalized terms defined herein apply equally to both the singular and plural forms of such terms.

      7.9 GOVERNING LAW; DISPUTE RESOLUTION. This Agreement shall be governed by and construed in accordance with the laws of the United States and the State of New York. The parties

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will first attempt to resolve all disputes arising out of or related to this
Agreement through good faith negotiation. In the event that the parties cannot resolve any such dispute through good faith negotiation, any controversy or claim arising out of or relating to this Agreement is to be settled solely pursuant to the then existing Commercial Arbitration Rules of the American Arbitration Association. Hearings of the arbitration shall be held in New York City, unless the parties agree otherwise. The arbitrator's award shall be conclusive and binding on the parties. Judgment on an award rendered by the arbitrator may be entered in any court of competent jurisdiction.

      7.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between and among the parties regarding the subject matter hereof and supersedes all prior or contemporaneous, agreements, understandings and communications, whether, written and oral, regarding such subject matter.

      7.11 COUNTERPARTS. This Agreement may be signed in several counterparts, each of which shall constitute an original.

                            [Signature Page Follows]

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      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the Effective Date first set forth above by their respective authorized representatives.

BRIGHTSTAR CORP.                           MITSUI & CO., LTD.

Signature: /s/ R. Marcelo Claure           Signature: /s/ Hiroshi Kobayashi
           -------------------------                  -------------------------

Printed Name:R. Marcelo Claure             Printed Name: Hiroshi Kobayashi

Title: President and CEO                   Title: General Manager
                                                  Second Global Marketing Dept.
                                                  Global IT Business Division

                                           MITSUI & CO. (U.S.A.), INC.

                                           Signature: /s/ Yasushi Okazaki
                                                      -------------------------

                                           Printed Name: Yasushi Okazaki

                                           Title: Vice President
                                                  Information Business Dept.
                                                  Electronics & Information
                                                  Business Division

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                                    EXHIBIT A

                             Potential Project List

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